Exhibit 10.9

STAGE RECEIVABLE FUNDING LP
Transferor

SPECIALTY RETAILERS (TX) LP
Servicer

and

BANKERS TRUST COMPANY
Trustee on behalf of the Series 2001-1-VFC Certificateholders

SERIES 2001-1-VFC SUPPLEMENT
Dated as of August 24, 2001

to

POOLING AND SERVICING AGREEMENT
Dated as of August 24, 2001

up to $200,000,000

STAGE STORES MASTER TRUST
SERIES 2001-1-VFC

TABLE OF CONTENTS

Page

SECTION 1. Designation. 1

SECTION 2. Definitions 1

SECTION 3. Servicing Compensation 15

SECTION 4. Variable Funding Mechanics. 15

SECTION 5. Optional Repurchase; Reassignment and Termination Provisions 17

SECTION 6. [Reserved.] 17

SECTION 7. Delivery and Payment for the Series 2001-1-VFC Certificates. 17

SECTION 8. Article IV of Agreement 18

SECTION 9. Article V of the Agreement 28

SECTION 10. Series Early Amortization Events 29

SECTION 11. Series 2001-1-VFC Termination 33

SECTION 12. Ratification of Agreement 33

SECTION 13. Counterparts 33

SECTION 14. Governing Law 33

SECTION 15. No Petition. 33

SECTION 16. Amendments 34

EXHIBITS

EXHIBIT A-l Form of Class A Certificate

EXHIBIT A-2 Form of Subordinated Transferor Certificate

EXHIBIT B Form of Optional Amortization Payment Instructions and Notification to the Trustee

EXHIBIT C Form of Monthly Payment Instructions and Notification to the Trustee

EXHIBIT D Form of Monthly Certificateholders' Statement

EXHIBIT E Form of Interest Rate Cap Agreement

EXHIBIT F Form of Daily Report

EXHIBIT G Form of Store Payment Allocation Report

SERIES 2001-1-VFC SUPPLEMENT, dated as of August 24, 2001 (this "Supplement"), is entered into by and among STAGE RECEIVABLE FUNDING LP, a Texas limited partnership, as Transferor (the "Transferor"), SPECIALTY RETAILERS (TX) LP, a Texas limited partnership, as Servicer (the "Servicer") and BANKERS TRUST COMPANY, as Trustee (the "Trustee"), under the Pooling and Servicing Agreement dated as of August 24, 2001 among the Transferor, the Servicer and the Trustee (as amended from time to time, the "Agreement").

Section 6.9 of the Agreement provides, among other things, that the Transferor, the Servicer and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof.

    Designation.
      There is hereby created a Series of Investor Certificates to be issued in two classes pursuant to the Agreement and this Series Supplement and to be known together as the "Series 2001-1-VFC Certificates." The two classes shall be designated the Class A Floating Rate Asset Backed Certificates, Series 2001-1-VFC (the "Class A Certificates"), and the Subordinated Transferor Floating Rate Asset Backed Certificates, Series 2001-1-VFC (the "Subordinated Transferor Certificates"). The Class A Certificates and the Subordinated Transferor Certificates shall be substantially in the form of Exhibits A-1 and A-2, hereto, respectively.
      Series 2001-1-VFC shall be included in Group One. Series 2001-1-VFC shall not be subordinated to any other Series. The initial Distribution Date
    Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern with respect to this Series. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Series 2001-1-VFC Certificates and no other Series of Certificates issued by the Trust.

    "Amortization Period" shall mean the period commencing on the earlier of (i) the date on which an Early Amortization Event with respect to Series 2001-1-VFC is deemed to have occurred and (ii) the close of business on the last Business Day preceding the Scheduled Amortization Date or such earlier date as the Transferor may specify on 30 days' prior written notice to the Trustee and each Series 2001-1-VFC Certificateholder, and ending on the Series 2001-1-VFC Termination Date.

    "Available Funds" shall mean, with respect to any Distribution Date, an amount equal to the sum (without duplication) of (i) all Collections of Finance Charge Receivables received during the related Due Period and allocated to the Series 2001-1-VFC Certificates (including, without limitation, interest (including reinvested interest) and investment earnings for the related Due Period on amounts deposited in the Excess Funding Account, as contemplated in Section 4.3(e) and interest (including reinvested interest) and investment earnings for the related Due Period on amounts deposited in the Conversion Funding Account, as contemplated in Section 4.17(b)), (ii) the amount of any Cap Payment with respect to such Distribution Date and the amount of any payments due from the Cap Provider but not paid with respect to any prior date (to the extent received by the Trustee) and (iii) all Collections of Finance Charge Receivables to be applied as Available Funds pursuant to Section 4.5(a).

    "Available Principal Collections" shall mean, (i) with respect to any Optional Amortization Date that is not also a Distribution Date, all Collections of Principal Receivables previously allocated to the Series 2001-1-VFC Certificateholders pursuant to Sections 4.5(b)(ii) and (b)(iii) then on deposit in the Collection Account, and (ii) with respect to any Distribution Date, the sum of:

        the Principal Allocation Percentage of all Collections of Principal Receivables for the related Due Period, minus any such Collections of Principal Receivables used to make an Optional Amortization, minus any such Collections of Principal Receivables paid to the Holder of the Exchangeable Transferor Certificate pursuant to the last paragraph of Section 4.5(b), minus the amount of Reallocated Subordinated Transferor Principal Collections with respect to such Due Period, which pursuant to Section 4.12 are required to fund the Class A Required Amount; plus any Shared Principal Collections with respect to all other Series in Group One that are allocated to Series 2001-1-VFC in accordance with Section 4.15 for such Distribution Date; plus any other amounts which pursuant to in Section 4.9(a)(iv), (v), (ix) or (x) or Section 4.11 (to the extent allocable to pay amounts described in Section 4.9(a)(iv), (v), (ix) or (x)) for such Due Period (other than such amounts paid from Reallocated Subordinated Transferor Principal Collections) are to be treated as Available Principal Collections for such Distribution Date; plus all Collections of Principal Receivables to be applied as Available Principal Collections pursuant to Section 4.5(a).

"Available Shared Principal Collections" shall mean, with respect to any date, the amount of Shared Principal Collections available for distribution in connection with an Optional Amortization.

"Base Rate" shall mean, with respect to any Distribution Date, twelve times the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest and Fees and the Investor Monthly Servicing Fee for the related Due Period, and the denominator of which is the Weighted Average Invested Amount for the related Due Period.

"Cap Agreement" shall mean the interest rate cap agreement dated on or prior to the Closing Date between the Trust for the benefit of the Class A Certificateholders and the Cap Provider in substantially the form attached hereto as Exhibit E, or any Replacement Interest Rate Cap therefor.

"Cap Payment" shall mean, with respect to a Distribution Date, the payment, if any, received from the Cap Provider on the day preceding such Distribution Date, as determined pursuant to the Cap Agreement.

"Cap Provider" shall mean the initial counterparty under the Cap Agreement, or any successor or assign thereto appointed as provided in the Cap Agreement, in its individual capacity pursuant to the Cap Agreement, or if any Replacement Interest Rate Cap is obtained therefor, such replacement cap provider, it being understood that the initial counterparty and any replacement cap provider shall be required to have short-term debt obligations which are rated at least A-l by Standard & Poor's and P-l by Moody's.

"Cap Rate" means 9%.

"Cap Replacement Event" shall mean (i) (x) any Cap Provider shall fail to make any payment required to be made by it pursuant to the Cap Agreement and such failure shall continue for three Business Days, (y) the withdrawal of or reduction below A-l in the senior unsecured, unguaranteed, short-term debt rating of a Cap Provider by Standard & Poor's or a withdrawal of or reduction below P-l of the unsecured, unguaranteed, short-term debt rating of a Cap Provider by Moody's, or (z) any Cap Agreement shall terminate prior to its scheduled termination, as contemplated in Section 4.16(a) and (ii) the Servicer shall fail to enter into a Replacement Interest Rate Cap within 30 days of the occurrence of any event described in clause (i) hereof.

"Cap Requirement" shall mean, as of any date of determination, that (i) the Series 2001-VFC-1 Certificateholders shall have the benefits of Cap Agreements or Replacement Interest Rate Caps satisfying the requirements of Section 4.16, and (ii) the unsecured, unguaranteed short-term debt ratings of the Cap Provider shall be at least A-1 by Standard & Poor's and P-1 by Moody's.

"Change of Control" shall mean, after the substantial consummation of the Plan of Reorganization, the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing after the Closing Date, Continuing Directors shall cease to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own, directly or indirectly, 100% of the Equity Interests in the Originator, SRLP or the Transferor.

"Class A Additional Amounts" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Class A Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

"Class A Certificateholder" shall mean each Person in whose name a Class A Certificate is registered in the Certificate Register.

"Class A Certificate Purchase Agreement" shall mean the Series 2001-1-VFC Certificate Purchase Agreement among the Transferor, the Servicer, the Class A Conduit Purchasers, the Class A Committed Purchasers, the Managing Agents, the Program Agent and the Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time. The Class A Certificate Purchase Agreement is hereby designated a "Transaction Document" for all purposes of the Agreement and this Supplement.

"Class A Committed Purchaser" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Class A Conduit Purchaser" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Class A Funded Amount" shall mean, with respect to any date of determination, an amount equal to the result of (a) the Class A Initial Invested Amount, plus (b) the aggregate amount of all Class A Incremental Funded Amounts occurring on or prior to such date, minus (c) the aggregate amount of principal payments made on the Class A Certificates prior to such date. As applied to any particular Class A Certificate, the "Class A Funded Amount" means the portion of the overall Class A Funded Amount represented by that Certificate.

"Class A Incremental Funded Amount" shall mean the amount of the increase in the Class A Funded Amount occurring as a result of any Class A Incremental Funding, which amount shall equal the aggregate amount of the purchase price paid by the Class A Conduit Purchasers or the Class A Committed Purchasers, as the case may be, with respect to that Class A Incremental Funding pursuant to the Class A Certificate Purchase Agreement and Section 4 hereof.

"Class A Incremental Funding" shall mean any increase in the Class A Funded Amount during the Revolving Period made pursuant to the Class A Certificate Purchase Agreements.

"Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is $175,000,000.

"Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Funded Amount on that date, minus (b) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to Section 4.10(a) over Class A Investor Charge-Offs reimbursed pursuant to Section 4.9(a)(v), 4.11 or 4.16 prior to such date of determination; provided that the Class A Invested Amount may not be reduced below zero.

"Class A Investor Charge-Off" shall have the meaning specified in Section 4.10(a).

"Class A Investor Loss Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (a) the Investor Loss Amount for the related Due Period and (b) the Class A Percentage for the related Due Period.

"Class A Monthly Interest and Fees" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with Section 4.7(a).

"Class A Optional Amortization" is defined in Section 4(b) of this Supplement.

"Class A Optional Amortization Amount" is defined in Section 4(b) of this Supplement.

"Class A Percentage" shall mean, (a) with respect to any day, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount on such day and the denominator of which is the Invested Amount on such day, and (b) with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Class A Weighted Average Invested Amount for such Due Period and the denominator of which is the Weighted Average Invested Amount for such Due Period.

"Class A Purchasers" shall mean the Class A Conduit Purchasers and the Class A Committed Purchasers.

"Class A Required Amount" is defined in Section 4.8(a).

"Class A Weighted Average Invested Amount" shall mean, for any Due Period, the quotient of (a) the sum of the Class A Invested Amount determined as of each day in that Due Period, divided by (b) the number of days in that Due Period.

"Closing Date" shall mean August 24, 2001.

"Continuing Directors" shall mean at any date a member of the Parent's board of directors who was either a member of such board on the Closing Date or was nominated to such board by at least-two-thirds of the Continuing Directors then in office.

"Controlling Certificateholders" shall mean on any date of determination on which the Class A Invested Amount is greater than zero, if there are two Purchaser Groups, each Managing Agent, and if there are more than two Purchaser Groups, the Managing Agents holding Class A Certificates evidencing more than 66 2/3% of the Class A Invested Amount, and thereafter, the Subordinated Transferor Certificateholder.

"Conversion Date" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Conversion Funding Account" shall have the meaning specified in Section 4.17(a).

"Conversion Funding Amount" shall mean, at any time, the amount then on deposit in the Conversion Funding Account, except that interest (including reinvested interest) and other investment income on funds on deposit in the Conversion Funding Account shall not be considered part of the Conversion Funding Amount for purposes of this Supplement.

"Cumulative Principal Shortfall" shall mean the sum of the Principal Shortfalls (as such term is defined in each of the related Supplements) for each Series in Group One that are Principal Sharing Series.

"Daily Report" shall have the meaning specified in Section 5.2(a).

"Enhancement" shall mean with respect to the Class A Certificates, the subordination of the Subordinated Transferor Certificates.

"Enhancement Provider" shall mean the Subordinated Transferor Certificateholders.

"Enhancement Surplus" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the Subordinated Transferor Invested Amount (after giving effect to any reductions made with respect to such date other than as the result of the existence of an Enhancement Surplus) over (b) the Required Enhancement Amount.

"Equity Interests" shall mean, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"Expiration Date" shall have the meaning specified in the Class A Certificate Purchase Agreement.

"Finance Charge Shortfall" shall have the meaning specified in Section 4.14(b).

"Fixed Allocation Percentage" shall mean, with respect to any Due Period occurring during the Amortization Period, the percentage equivalent of a fraction (a) the numerator of which is the Invested Amount as of the close of business on the Business Day immediately preceding the date on which the Revolving Period ended and (b) the denominator of which is the greater of (i) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Due Period and (ii) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, that with respect to any Due Period in which a Reset Date occurs, (x) the denominator determined pursuant to subclause (b)(i) shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the later of the last day of the prior Due Period or the preceding Reset Date, for the period from and including the first day of the current Due Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on such Reset Date, for the period from and including such Reset Date to the later of the last day of such Due Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date) and (y) the denominator determined pursuant to subclause (b)(ii) shall be (1) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series as of the close of business on the later of the last day of the prior Due Period or the preceding Reset Date, for the period from and including the first day of the current Due Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Due Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date).

"Floating Allocation Percentage" shall mean, with respect to any Due Period, the percentage equivalent of a fraction:

      the numerator of which is the Invested Amount as of the close of business on the last day of the preceding Due Period; and
      the denominator of which is the greater of (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the preceding Due Period and (ii) the sum of the numerators used to calculate the Investor Percentages for such Due Period allocations with respect to Finance Charge Receivables, Series Dilution Amounts, Principal Receivables or Loss Amounts, as applicable, for all outstanding Series on such date of determination in subclause (b)(i):

provided that with respect to any Due Period in which a Reset Date occurs:

      if such Reset Date is the result of an Incremental Funding, the numerator determined pursuant to clause (a) shall be (1) the Invested Amount as of the close of business on the later of the last day of the preceding Due Period or the preceding Reset Date, for the period from and including the first day of the current Due Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Due Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date);
      the denominator determined pursuant to subclause (b)(i) shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the later of the last day of the preceding Due Period or the preceding Reset Date, for the period from and including the first day of the current Due Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Due Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and
      the denominator determined pursuant to subclause (b)(ii) shall be (1) the sum of the numerators used to calculate the Investor Percentages for all outstanding Series for allocations with respect to Finance Charge Receivables, Loss Amounts or Principal Receivables, as applicable, for all such Series as of the close of business on the later of the last day of the preceding Due Period or the preceding Reset Date, for the period from and including the first day of the current Due Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the sum of the numerators used to calculate the Investor Percentages for all outstanding Series for allocations with respect to Finance Charge Receivables, Loss Amounts, Series Dilution Amounts or Principal Receivables, as applicable, for all such Series as the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Due Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date), provided further that with respect to the first Due Period, the Closing Date shall be treated as the last day of the preceding Due Period.

"Group One" shall mean Series 2001-1-VFC and each other Series specified in the related Supplement to be included in Group One.

"Incremental Funding" shall mean a Class A Incremental Funding or a Subordinated Transferor Incremental Funding.

"Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount and the Subordinated Transferor Initial Invested Amount.

"Initial Investor Interest" shall mean the Initial Invested Amount.

"Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period shall be the period from and including the Closing Date through the day preceding the initial Distribution Date.

"Invested Amount" shall mean, with respect to any date of determination, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Subordinated Transferor Invested Amount on such date.

"Investor Interest" shall mean, with respect to any date of determination during the Revolving Period, the Invested Amount on such date, and with respect to any date of determination during the Amortization Period, the Invested Amount as of the close of business on the last day during the Revolving Period.

"Investor Loss Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the aggregate of the Loss Amounts for the related Due Period and (b) the Floating Allocation Percentage for such Due Period.

"Investor Monthly Servicing Fee" is defined in Section 3 of this Supplement.

"Investor Percentage" shall mean, with respect to Collections of Principal Receivables, the Principal Allocation Percentage, with respect to Collections of Finance Charge Receivables, the Floating Allocation Percentage, and with respect to Loss Amounts, the Weighted Average Investor Floating Allocation Percentage.

"LIBOR" shall mean for any Interest Period the interest rate per annum equal to "USD-LIBOR-BBA," as defined in the 2000 ISDA Definitions published by the International Swap Dealers Association, Inc., treating the first day of such Interest Period as the "Reset Date" for purposes of such definition and one month as the "Designated Maturity" for purposes of such definition.

"Managing Agent" shall mean any Person from time to time acting as agent for a Purchaser Group pursuant to the Class A Certificate Purchase Agreement.

"Monthly Charge-Off Ratio" shall mean, for any Due Period, the percentage equivalent of a fraction having as its numerator the product of (i) 12 times (ii) the aggregate of the Loss Amounts for such Due Period, and as its denominator, the aggregate amount of Principal Receivables in the Trust as of close of business on the last day of the prior Due Period; provided, however, that subject to the Program Agent's and each Managing Agent's prior approval, in their sole discretion, any portion of such Loss Amounts as a result of changes to generally accepted accounting principles or regulations to which Receivables are subject, where such changes are determined by the Program Agent and each Managing Agent, in their sole discretion, to constitute a one-time or extraordinary event not indicative of the credit quality of the Receivables, shall not be included in any calculation of the aggregate of the applicable Loss Amounts for purposes of computing the Monthly Charge-Off Ratio for any Due Period.

"Monthly Dilution Ratio" shall mean, for any Due Period, the percentage equivalent of a fraction having as its numerator, the product of the Dilution Amount for such Due Period, and as its denominator, the aggregate amount of Principal Receivables in the Trust as of close of business on the last day of the prior Due Period.

"Monthly Excess Spread Percentage" shall mean, with respect to any Distribution Date, the remainder (which may be a negative percentage) of the Portfolio Yield for the immediately preceding Due Period, minus the Base Rate for such Distribution Date.

"Monthly Payment Instructions" shall have the meaning specified in Section 4.9.

"Monthly Payment Rate" shall mean, for any Due Period, the percentage equivalent of a fraction having as its numerator, an amount equal to the aggregate amount of Collections (excluding all net interest and other investment earnings thereon) for such Due Period, and as its denominator, the aggregate amount of Receivables in the Trust as of the close of business on the last day of the prior Due Period.

"Optional Amortization" shall mean a Class A Optional Amortization or Subordinated Transferor Optional Amortization.

"Optional Amortization Date" is defined in Section 4(b) of this Supplement.

"Optional Amortization Notice" is defined in Section 4(b) of this Supplement.

"Originator" shall mean Granite National Bank, together with its successors and permitted assigns.

"Parent Undertaking Agreement" shall mean the Parent Undertaking Agreement dated as of August 24, 2001, between the Parent and the Trustee, as the same may be amended, restated, supplemented or otherwise modified.

"Portfolio Yield" shall mean, with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the Floating Allocation Percentage of Collections of Finance Charge Receivables for such Due Period calculated on a cash basis after subtracting the Investor Loss Amount for such Due Period, and the denominator of which is the Weighted Average Invested Amount for such Due Period.

"Principal Allocation Percentage" shall mean, (a) with respect to any Due Period (including any day within such Due Period) occurring during the Revolving Period, the Floating Allocation Percentage for such Due Period, and (b) with respect to any Due Period (including any day within such Due Period) occurring during the Amortization Period, the Fixed Allocation Percentage for such Due Period.

"Principal Shortfall" shall mean on any Distribution Date with respect to the Amortization Period, the amount by which the sum of the Invested Amount exceeds the Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

"Program Agent" shall mean Citicorp North America, Inc., together with its successors and permitted assigns.

"Purchaser Group" has the meaning specified in the Class A Certificate Purchase Agreement.

"Quarterly Charge-Off Ratio" shall mean, with respect to any Distribution Date, the arithmetic average of the Monthly Charge-Off Ratio for the most recently ended Due Period and the Monthly Charge-Off Ratios for each of the two preceding Due Periods; provided, however, that the Quarterly Charge-Off Ratio for the first Distribution Date shall be the Monthly Charge-Off Ratio for the most recently ended Due Period and the Quarterly Charge-Off Ratio for the second Distribution Date shall be the arithmetic average of the Monthly Charge-Off Ratios for the most recently ended Due Period and the preceding Due Period.

"Quarterly Dilution Ratio" shall mean, with respect to any Distribution Date, the arithmetic average of the Monthly Dilution Ratio for the most recently ended Due Period and the Monthly Dilution Ratios for each of the two preceding Due Periods; provided, however, that the Quarterly Dilution Ratio for the first Distribution Date shall be the Monthly Dilution Ratio for the most recently ended Due Period and the Quarterly Dilution Ratio for the second Distribution Date shall be the arithmetic average of the Monthly Dilution Ratios for the most recently ended Due Period and the preceding Due Period.

"Quarterly Excess Spread Percentage" shall mean, with respect to any Distribution Date, the arithmetic average of the Monthly Excess Spread Percentage for such Distribution Date and the Monthly Excess Spread Percentages for each of the two preceding Distribution Dates; provided, however, that the Quarterly Excess Spread Percentage for the first Distribution Date shall be the Monthly Excess Spread Percentage for such Distribution Date and the Quarterly Excess Spread Percentage for the second Distribution Date shall be the arithmetic average of the Monthly Excess Spread Percentage for such Distribution Date and the Monthly Excess Spread Percentage for the preceding Distribution Date.

"Quarterly Payment Rate" shall mean, with respect to any Distribution Date, the arithmetic average of the Monthly Payment Rate for the most recently ended Due Period and the Monthly Payment Rates for each of the two preceding Due Periods; provided, however, that the Quarterly Payment Rate for the first Distribution Date shall be the Monthly Payment Rate for the most recently ended Due Period and the Quarterly Payment Rate for the second Distribution Date shall be the arithmetic average of the Monthly Payment Rates for the most recently ended Due Period and the preceding Due Period.

"Rating Agency Condition" shall mean for purposes of this Series 2001-1-VFC, with respect to any action, the consent of the Managing Agents. In addition, each Managing Agent shall be deemed to be a "Rating Agency" for purposes of receiving notices of any proposed action that requires satisfaction of the Rating Agency Condition.

"Reallocated Subordinated Transferor Principal Collections" shall mean, with respect to any Distribution Date, Collections of Principal Receivables allocated to the Subordinated Transferor Invested Amount applied in accordance with Section 4.12 in an amount not to exceed the amount described in Section 4.5(b)(ii) during the Revolving Period and Section 4.5(c)(ii) during the Amortization Period; provided, however, that such amount shall not exceed the Subordinated Transferor Invested Amount after giving effect to any Subordinated Transferor Investor Charge-Offs for such Distribution Date.

"Record Date" shall mean, for purposes of Series 2001-1-VFC with respect to any Distribution Date or Optional Amortization Date, the date falling five Business Days prior to such date.

"Replacement Interest Rate Cap" shall mean any replacement interest cap that has substantially similar terms and conditions as the Cap Agreement that it replaces and a Cap Provider that has an unsecured, unguaranteed short-term debt rating of at least A-1 from Standard & Poor's and of P-1 from Moody's and that otherwise satisfies the conditions set forth in Section 4.17.

"Required Enhancement Amount" shall mean, with respect to any date of determination, an amount equal to (x) 17% (or such lower percentage as may be agreed in writing among the Transferor, all of the Managing Agents and the Program Agent) times (y) the Invested Amount on such date.

"Required Subordinated Transferor Incremental Funded Amount" shall mean in connection with any Subordinated Transferor Incremental Funding, the excess, if any, of the Required Enhancement Amount determined after giving effect to the related Class A Incremental Funding, over the Subordinated Transferor Invested Amount determined before giving effect to such Class A Incremental Funding.

"Requisite Certificateholders" shall mean the Controlling Certificateholders.

"Reset Date" shall mean the occurrence of (a) any Addition Date, (b) any Removal Date, (c) a date on which an Incremental Funding occurs, (d) any Optional Amortization Date or (e) any date on which a new Series is issued.

"Revolving Period" shall mean the period from and including the Closing Date to, but not including, the day the Amortization Period commences.

"Scheduled Amortization Date" shall mean August 23, 2004.

"Series Early Amortization Event" shall have the meaning specified in Section 10 of this Supplement.

"Series Investor Interest" shall mean, on any date of determination, the Investor Interest on such date.

"Series Servicing Fee Percentage" shall mean 2.0%.

"Series 2001-1-VFC" shall mean the Series of the Stage Stores Master Trust represented by the Series 2001-1-VFC Certificates.

"Series 2001-1-VFC Certificateholder" shall mean the Holder of record of any Series 2001-1-VFC Certificates.

"Series 2001-1-VFC Certificates" shall mean the Class A and the Subordinated Transferor Certificates.

"Series 2001-1-VFC Termination Date" shall mean the earliest to occur of (a) the first date following the end of the Revolving Period on which the Series 2001-1-VFC Certificates are paid in full and (b) the date of termination of the Trust pursuant to Section 12.1.

"Shared Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, as the context requires, either (a) the aggregate amount of Collections of Finance Charge Receivables allocated to the Series 2001-1-VFC Certificates but available to cover Finance Charge Shortfalls for other Series in Group One, if any, or (b) the aggregate amount of Collections of Finance Charge Receivables and other amounts allocable to other Series in Group One in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover any Finance Charge Shortfall with respect to the Series 2001-1-VFC Certificates as described in Section 4.14.

"Shared Principal Collections" shall mean, as the context requires, either (a) the amount allocated to the Series 2001-1-VFC Certificates which may be applied to cover Principal Shortfalls with respect to other outstanding Series in Group One, or (b) the amounts allocated to the Investor Certificates of other Series in Group One that the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover Principal Shortfalls with respect to the Series 2001-1-VFC Certificates pursuant to Section 4.15.

"Store Payment Allocation" shall have the meaning specified in Section 5.2(a).

"Subordinated Transferor Certificate" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

"Subordinated Transferor Certificateholder" shall mean each Person in whose name a Subordinated Transferor Certificate is registered in the Certificate Register.

"Subordinated Transferor Funded Amount" shall mean, with respect to any date of determination, an amount equal to the result of (a) the Subordinated Transferor Initial Invested Amount, plus (b) the aggregate amount of all increases in the Subordinated Transferor Funded Amount pursuant to all Subordinated Transferor Incremental Fundings occurring on or prior to such date, minus (c) the aggregate amount of principal payments made to the Subordinated Transferor Certificateholders prior to such date. As applied to any particular Subordinated Transferor Certificate, the "Subordinated Transferor Funded Amount" means the portion of the overall Subordinated Transferor Funded Amount represented by that Subordinated Transferor Certificate.

"Subordinated Transferor Incremental Funding" shall mean any increase in the Subordinated Transferor Funded Amount made in connection with any Class A Incremental Funding.

"Subordinated Transferor Initial Invested Amount" shall mean the aggregate initial principal amount of the Subordinated Transferor Certificates, which is $35,843,373.49.

"Subordinated Transferor Investor Charge-Off" shall have the meaning specified in Section 4.10(b).

"Subordinated Transferor Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Subordinated Transferor Funded Amount on such date, minus (b) the aggregate amount of Subordinated Transferor Investor Charge-Offs for all prior Distribution Dates pursuant to Section 4.10(b), minus (c) the aggregate amount of Reallocated Subordinated Transferor Principal Collections allocated pursuant to Section 4.12 on all prior Distribution Dates, minus (d) an amount equal to the amount by which the Subordinated Transferor Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.10(a), and plus (e) the aggregate amount of Available Funds and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates pursuant to Sections 4.9 and 4.11 for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (b), (c) and (d); provided, however, that the Subordinated Transferor Invested Amount may not be reduced below zero.

"Subordinated Transferor Investor Loss Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (a) the Investor Loss Amount for the related Due Period and (b) the Weighted Average Subordinated Transferor Floating Allocation Percentage applicable for the related Due Period.

"Subordinated Transferor Monthly Principal" shall mean the monthly principal distributable in respect of the Subordinated Transferor Certificates as calculated in accordance with Section 4.7(b).

"Subordinated Transferor Optional Amortization" is defined in Section 4(d) of this Supplement.

"Subordinated Transferor Optional Amortization Amount" is defined in Section 4(d) of this Supplement.

"Subordinated Transferor Percentage" shall mean, (a) with respect to any day, the percentage equivalent of a fraction, the numerator of which is the Subordinated Transferor Invested Amount on such day and the denominator of which is the Invested Amount on such day, and (b) with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Subordinated Transferor Weighted Average Invested Amount for such Due Period and the denominator of which is the Weighted Average Invested Amount for such Due Period.

"Subordinated Transferor Weighted Average Invested Amount" shall mean, for any Due Period, the quotient of (a) the sum of the Subordinated Transferor Invested Amount determined as of each day in that Due Period, divided by (b) the number of days in that Due Period.

"Voting Interests" shall mean shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

"Weighted Average Investor Floating Allocation Percentage" shall mean, for any Due Period, the quotient of (a) the sum of the Floating Allocation Percentages determined as of each day in that Due Period, divided by (b) the number of days in that Due Period.

"Weighted Average Invested Amount" shall mean, for any Due Period, the quotient of (a) the sum of the Invested Amount determined as of each day in that Due Period, divided by (b) the number of days in that Due Period.

    Servicing Compensation. The share of the Monthly Servicing Fee allocable to Series 2001-1-VFC with respect to any Due Period (the "Investor Monthly Servicing Fee") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Weighted Average Invested Amount for such Due Period. The share of the Monthly Servicing Fee allocable to the Transferor or the Certificateholders of other Series shall be paid from the cash flows of the Trust allocated to the Transferor or Certificateholders of other Series, and in no other event shall the Trust, the Trustee or the Investor Certificateholders be liable therefor. The Investor Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Sections 4.9(a)(iii), 4.9(a)(vii), 4.11 and 4.12.
    Variable Funding Mechanics.
      Class A Incremental Fundings. From time to time during the Revolving Period, prior to the occurrence of the Expiration Date, and in any case, subject to the terms and conditions hereof and of the Class A Certificate Purchase Agreement, the Transferor may request and the Class A Conduit Purchasers may, in their sole discretion, and to the extent that any Class A Conduit Purchaser declines to do so, the related Class A Committed Purchasers will make Class A Incremental Fundings. Upon the occurrence of any Class A Incremental Funding, the Class A Invested Amount, the Floating Allocation Percentage, the Class A Percentage, the Subordinated Transferor Percentage, the Invested Amount and the Class A Funded Amount shall increase as provided herein.
      Class A Optional Amortization. On any Business Day in the Revolving Period, the Transferor may cause the Servicer to provide written notice to the Trustee and the affected Holders (an "Optional Amortization Notice") at least three Business Days prior to any Business Day (the "Optional Amortization Date") stating its intention to cause a full or partial amortization of the Class A Certificates (a "Class A Optional Amortization") with Available Principal Collections and/or Available Shared Principal Collections on the Optional Amortization Date, in an amount (the "Class A Optional Amortization Amount") of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, except that the Class A Optional Amortization Amount may equal the entire Class A Funded Amount. The Optional Amortization Notice shall state the Optional Amortization Date and the Class A Optional Amortization Amount. The Class A Optional Amortization Amount shall be paid from Available Principal Collections and/or Available Shared Principal Collections. Accrued interest and any Class A Additional Amounts in respect of any Class A Optional Amortization Amount shall be payable on the related Optional Amortization Date if it is a Distribution Date, and otherwise on the next succeeding Distribution Date. On the Business Day prior to each Optional Amortization Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw Available Principal Collections and/or Available Shared Principal Collections from the Collection Account in an aggregate amount sufficient to pay the Class A Optional Amortization Amount on that Optional Amortization Date and the Trustee, acting in accordance with such instructions, shall on such Optional Amortization Date distribute such Class A Optional Amortization Amount to the Class A Certificateholders pursuant to Section 5.1, or if the Conversion Date has occurred, deposit such Class A Optional Amortization Amount in the Conversion Funding Account. Notwithstanding the foregoing, no Class A Optional Amortization shall be made during any Due Period if the effect of such Class A Optional Amortization would be to cause any portion of the Class A Required Amount to remain unfunded on the related Distribution Date after giving effect to all applications of funds on such Distribution Date.
      Subordinated Transferor Incremental Fundings. If, in connection with any Class A Incremental Funding requested by the Transferor pursuant to this Supplement and the Class A Certificate Purchase Agreement, any Required Subordinated Transferor Incremental Funded Amount shall arise, the Transferor, in its capacity as the Subordinated Transferor Certificateholder, shall confirm its agreement to a commensurate increase in the Subordinated Transferor Invested Amount by delivery to the Trustee, the Servicer, the Program Agent and each Managing Agent of a completed confirmation in substantially the form of Exhibit F hereto, specifying the amount of such Required Subordinated Transferor Incremental Funded Amount and the date thereof, which shall be the date of the applicable Class A Incremental Funding. Any such confirmation shall be irrevocable, and the applicable increase in the Subordinated Transferor Invested Amount shall occur without further action simultaneously with the applicable Class A Incremental Funding. Upon the occurrence of any such increase in Subordinated Transferor Invested Amount, the Class A Percentage, the Subordinated Transferor Percentage, the Floating Allocation Percentage, the Subordinated Transferor Funded Amount and the Invested Amount shall increase as provided herein.
      Subordinated Transferor Optional Amortization. If on any Optional Amortization Date, the Subordinated Transferor Invested Amount (after giving effect to any Class A Optional Amortization to occur on such date) will be greater than the Required Enhancement Amount, if so specified in any Optional Amortization Notice delivered to the Trustee pursuant to paragraph (b) above, the Transferor may cause a full or partial amortization of the Subordinated Transferor Certificates (a "Subordinated Transferor Optional Amortization") up to (but not in excess of) the amount of such Enhancement Surplus with Available Principal Collections and/or Available Shared Principal Collections on the Optional Amortization Date (the "Subordinated Transferor Optional Amortization Amount"). The Optional Amortization Notice shall state the Optional Amortization Date and the Subordinated Transferor Optional Amortization Amount. The Subordinated Transferor Optional Amortization Amount shall be paid from Available Principal Collections and/or Available Shared Principal Collections. Accrued interest and any Subordinated Transferor Additional Amounts shall be payable on the first Distribution Date on or after the related Optional Amortization Date. On the Business Day prior to each Optional Amortization Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw Available Principal Collections and/or Available Shared Principal Collections from the Collection Account in an aggregate amount sufficient to pay the Subordinated Transferor Optional Amortization Amount on that Optional Amortization Date and the Trustee, acting in accordance with such instructions, shall on such Optional Amortization Date distribute such Subordinated Transferor Optional Amortization Amount to the Subordinated Transferor Certificateholders pursuant to Section 5.1. Notwithstanding the foregoing, no Subordinated Transferor Optional Amortization shall be made during any Due Period if the effect of such Subordinated Transferor Optional Amortization would be to cause any portion of the Class A Required Amount to remain unfunded on the related Distribution Date after giving effect to all applications of funds on such Distribution Date.
    Optional Repurchase; Reassignment and Termination Provisions. The Series 2001-1-VFC Certificates shall be subject to transfer to the Transferor at its option on any Distribution Date, on or after the Distribution Date on which the Invested Amount is permanently reduced to an amount less than or equal to 10% of the sum of the highest Class A Funded Amount plus the highest Subordinated Transferor Funded Amount outstanding during the Revolving Period by deposit into the Collection Account of a final distribution for application in accordance with Section 12.3 in an amount which shall be equal to the sum of:
      the Invested Amount; plus
      accrued and unpaid interest on the Class A Certificates through the day preceding the Distribution Date on which the purchase occurs; plus any accrued and unpaid Class A Additional Amounts in respect of the Class A Certificates through the day preceding the Distribution Date on which the repurchase occurs;

    Upon the tender of the outstanding Series 2001-1-VFC Certificates by the Series 2001-1-VFC Certificateholders, the Trustee shall distribute the amounts, to the Series 2001-1-VFC Certificateholders on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest and other amounts owing to the Series 2001-1-VFC Certificateholders. Following payment of the aggregate purchase price as provided above, the Series 2001-1-VFC Certificateholders shall have no further rights with respect to the Receivables. In the event that the Servicer fails for any reason to deposit in the Collection Account the aggregate purchase price for the Investor Certificates, payments shall continue to be made to the Series 2001-1-VFC Certificateholders in accordance with the terms of the Agreement and this Supplement. The Servicer shall not be permitted to effect an optional repurchase pursuant to this Section 5 unless, after payment of the amount specified above, the Class A Funded Amount shall have been paid in full.

    [Reserved.]
    Delivery and Payment for the Series 2001-1-VFC Certificates.
      The Transferor shall execute and deliver the Series 2001-1-VFC Certificates (in definitive, fully registered form) to the Trustee for authentication in accordance with Section 6.1. The Trustee shall deliver the Series 2001-1-VFC Certificates when authenticated in accordance with Section 6.2. The Certificates shall be delivered as Definitive Certificates as provided in Sections 6.2.
      The Program Agent shall record on the schedule attached to each Class A Certificate, the date and amount of each Class A Incremental Funding made under such Class A Certificate and each repayment thereof. The Class A Funded Amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Class A Certificate. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Trust hereunder or under such Class A Certificate to repay the Class A Invested Amount evidenced by such Class A Certificate together with all interest and other amounts payable thereunder in accordance with the terms of this Supplement.
    Article IV of Agreement. Sections 4.1, 4.2 and 4.3 of the Agreement shall be read in their entirety as provided in the Agreement. Article IV of the Agreement (except for Sections 4.1, 4.2 and 4.3 thereof) shall read in its entirety as follows and shall be applicable only to the Series 2001-1-VFC Certificates.

        RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.4. Rights of Series 2001-1-VFC Certificateholders. The Series 2001-1-VFC Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Series 2001-1-VFC Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Allocation Percentage and Principal Allocation Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account allocated to Series 2001-1-VFC. The Subordinated Transferor Certificates shall be subordinated to the Class A Certificates. The Exchangeable Transferor Certificate shall not represent any interest in the Collection Account except as specifically provided in this Article IV.

SECTION 4.5. Allocations.

            Payments to the Holder of the Exchangeable Transferor Certificate. The Servicer may apply amounts allocated to the Holder of the Exchangeable Transferor Certificate in accordance with Section 4.3(c) unless as a result thereof the Transferor Interest would be less than the Aggregate Minimum Transferor Interest, in which case such amounts shall be deposited in the Excess Funding Account to the extent necessary to cause the Transferor Interest to at least equal the Aggregate Minimum Transferor Interest (such deposits into the Excess Funding Account to be made first, from such amounts constituting Collections of Principal Receivables, and second, from such amounts constituting Collections of Finance Charge Receivables); provided, however, that to the extent that on any day on which any Collections are deposited in the Collection Account, an event described in clause (i) of the definition of Cap Replacement Event shall have occurred and a Replacement Interest Rate Cap shall not have been entered into, the Servicer shall retain in the Collection Account an amount equal to the product of (x) the Series Percentage, (y) the Transferor Percentage and (z) the aggregate amount of Collections allocated to Principal Receivables and to Finance Charge Receivables on such date for application (i) to the payment of any amount required to be paid to the provider of such Replacement Interest Rate Cap in connection with the implementation thereof (such retained collections of Finance Charge Receivables to be so applied first followed by such retained Collections of Principal Receivables) until paid in full and (ii) on each Distribution Date with respect to the Amortization Period as Available Funds (in the case of any such retained Collections of Finance Charge Receivables) and as Available Principal Collections (in the case of any such retained Collections of Principal Receivables). Upon the implementation of a Replacement Interest Rate Cap any such retained funds shall be released to the Holder of the Exchangeable Transferor Certificate.
            Allocations During the Revolving Period. During the Revolving Period, the Servicer shall direct the Trustee in the form of the Daily Report to, prior to the close of business on any day on which any Collections are deposited in the Collection Account, allocate the following amounts as set forth below:
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to (A) the Floating Allocation Percentage on such date times (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such date, to be retained in the Collection Account for application in accordance with Section 4.9(a);
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to the product of (A) the Subordinated Transferor Percentage on such date, times (B) the Investor Percentage on such date, times (C) the aggregate amount of Collections processed in respect of Principal Receivables on such date, to be retained in the Collection Account for application on the related Distribution Date (to the extent not previously used to make an Optional Amortization Payment pursuant to Section 4(b) or Section 4(d) of the Supplement) first, in accordance with Section 4.12 and then, in accordance with Section 4.9(b); and
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to the product of (A) the Class A Percentage on such date, times (B) the Investor Percentage on such date, times (C) the aggregate amount of Collections processed in respect of Principal Receivables on such date, to be applied as provided below in this Section 4.5(b) and otherwise to be retained in the Collection Account for application on the related Distribution Date (to the extent not previously used to make an Optional Amortization Payment pursuant to Section 4(b) or Section 4(d) of the Supplement) in accordance with Section 4.9(b).

            During the Revolving Period on any day on which Collections processed in respect of Principal Receivables are deposited in the Collection Account, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee shall withdraw on such date and distribute to the Holder of the Exchangeable Transferor Certificate, an amount equal to the lesser of (x) the amount allocated pursuant to Section 4.5(b)(iii) on such date and (y) the excess, if any, of the Transferor Interest on such date over the Aggregate Minimum Transferor Interest on such date (determined by reference to the Daily Report for such date after giving effect to all payments and deposits on such date); provided, however, that for purposes of the determination described in clause (y), the balance of the Excess Funding Account shall be deemed to be zero.

            Allocations During the Amortization Period. During the Amortization Period, the Servicer shall direct the Trustee in the form of the Daily Report to, prior to the close of business on any day on which any Collections are deposited in the Collection Account, allocate the following amounts as set forth below:
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to (A) the Fixed Allocation Percentage on such date times (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such date, to be applied in accordance with Section 4.9(a);
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to the product of (A) the Subordinated Transferor Percentage on such date times (B) the Investor Percentage on such date times (C) the aggregate amount of Collections processed in respect of Principal Receivables on such date, to be applied first in accordance with Section 4.12 and then in accordance with Section 4.9(c); and
              allocate to the Series 2001-1-VFC Certificateholders an amount equal to the product of (A) the Class A Percentage on such date, (B) the Investor Percentage on such date and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such date, to be applied in accordance with Section 4.9(c).

SECTION 4.6. Determination of Class A Monthly Interest and Fees. Class A Monthly Interest and Fees shall be determined as provided in the Class A Certificate Purchase Agreement.

SECTION 4.7. Determination of Monthly Principal.

            The amount of monthly principal distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date (the "Class A Monthly Principal"), beginning with the Distribution Date in the month following the month in which the Amortization Period begins, shall be equal to the lesser of (i) the Available Principal Collections with respect to such Distribution Date and (ii) the Class A Invested Amount on such Distribution Date (after taking into account any adjustments to be made on such Distribution Date pursuant to Section 4.10), plus, in the case of the first Distribution Date with respect to the Amortization Period, the Conversion Funding Amount on such Distribution Date before giving effect to the withdrawal from the Conversion Funding Account pursuant to Section 4.17(e).
            The amount of monthly principal distributable from the Collection Account with respect to the Subordinated Transferor Certificates on each Distribution Date (the "Subordinated Transferor Monthly Principal") shall be (i) during the Revolving Period, an amount equal to the lesser of (1) the amount of any Enhancement Surplus or such lesser amount as designated by the Servicer on the related Determination Date and (2) the Available Principal Collections not required for any Class A Optional Amortization on such Distribution Date, (ii) during the Amortization Period, an amount equal to the lesser of (i) the Subordinated Transferor Invested Amount on such Distribution Date (after taking into account any adjustments to be made on such Distribution Date pursuant to Section 4.10 and Section 4.12) and (ii) the Available Principal Collections remaining after any application pursuant to Section 4.7(a) and Section 4.9(c)(i).

SECTION 4.8. Coverage of Class A Required Amount.

            On or before each Distribution Date, Servicer shall determine the amount (the "Class A Required Amount"), if any, by which the sum of:
              the Class A Monthly Interest and Fees for such Distribution Date; plus the Class A Investor Loss Amount, if any, for the prior Due Period; plus the Investor Monthly Servicing Fee for the prior Due Period to the extent payable pursuant to Section 4.9(a)(iii); plus any Class A Monthly Interest and Fees and Investor Monthly Servicing Fee (to the extent payable pursuant to Section 4.09(a)(iii)) included in the Class A Required Amount for any prior Distribution Date but not yet paid, exceeds the Available Funds for the related Due Period.

            If the Class A Required Amount for any Distribution Date is greater than zero, (i) the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on or before such Distribution Date and (ii) all or a portion of any Shared Excess Finance Charge Collections shall be distributed from the Collection Account on such Distribution Date pursuant to Sections 4.9 and 4.11. If the Class A Required Amount for such Distribution Date exceeds the amount so allocated pursuant to the preceding sentence, the Collections of Principal Receivables allocable to the Subordinated Transferor Certificates with respect to the prior Due Period shall be applied as specified in Section 4.12.

SECTION 4.9. Monthly Payments. On each Determination Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit C, the "Monthly Payment Instructions") to withdraw and the Trustee shall withdraw on the Distribution Date, to the extent of available funds, the amounts required to be withdrawn from the Collection Account as follows:

            An amount equal to the Available Funds for the related Due Period will be distributed on each Distribution Date, to the extent available, in the following priority:
              an amount equal to the lesser of (x) the unpaid fees and expenses of the Trustee (including fees and expenses of its counsel and agents) incurred in its capacity as Trustee, Paying Agent and Registrar (but not as a Successor Servicer) and (y) the excess of $500,000 over all amounts previously paid to the Trustee pursuant to this Section 4.9(a)(i), shall be distributed to the Trustee;
              an amount equal to the unpaid Class A Monthly Interest and Fees shall be distributed to the Class A Certificateholders in accordance with Section 5.1;
              an amount equal to the Investor Monthly Servicing Fee for such Distribution Date, plus any Investor Monthly Servicing Fee due but not paid to the Servicer on any prior Distribution Date Period, shall be distributed to the Servicer, if the Servicer is not SRLP or an Affiliate thereof;
              an amount equal to the Class A Investor Loss Amount, if any, for the related Due Period shall be treated as a portion of Available Principal Collections on such Distribution Date;
              an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections on such Distribution Date;
              an amount equal to the fees and expenses of the Trustee (including fees and expenses of its counsel and agents) incurred in its capacity as Trustee, Paying Agent and Registrar (but not as a Successor Servicer) remaining unpaid after giving effect to Section 4.9(a)(i), shall be distributed to the Trustee;
              an amount equal to the Investor Monthly Servicing Fee for such Distribution Date, plus any Investor Monthly Servicing Fee due but not paid to the Servicer on any prior Distribution Date Period, shall be distributed to the Servicer, if the Servicer is SRLP or an Affiliate thereof;
              an amount equal to the unpaid Class A Additional Amounts shall be distributed to the Class A Certificateholders in accordance with Section 5.1;
              an amount equal to the Subordinated Transferor Investor Loss Amount, if any, for the related Due Period shall be treated as a portion of Available Principal Collections on such Distribution Date;
              an amount equal to the aggregate amount by which the Subordinated Transferor Invested Amount has been reduced for reasons other than the payment of principal to the Subordinated Transferor Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections on such Distribution Date; and
              the balance, if any, after giving effect to the payments made pursuant to the foregoing clauses (i) through (x) shall constitute "Excess Finance Charge Collections" to be applied with respect to other Series in accordance with Section 4.3.
            During the Revolving Period, an amount equal to the Available Principal Collections for the related Due Period will be distributed on each Distribution Date, to the extent available, in the following priority:
              an amount equal to the Subordinated Transferor Monthly Principal for such Distribution Date shall be distributed to the Subordinated Transferor Certificateholders;
              an amount equal to the lesser of (A) Available Principal Collections for such Distribution Date after giving effect to the application specified in Section 4.9(b)(i) above, and (B) the product of (1) a fraction, the numerator of which is equal to such Available Principal Collections and the denominator of which is equal to the sum of the Available Principal Collections available for sharing as specified in the related Supplement for each Series (including this Series 2001-1-VFC) in Group One that are Principal Sharing Series and (2) the Cumulative Principal Shortfall, shall be treated as Shared Principal Collections and applied to Series in Group One that are Principal Sharing Series other than this Series 2001-1-VFC; and
              an amount equal to the lesser of (A) the excess, if any, of the Available Principal Collections for such Distribution Date over the applications specified in Sections 4.9(b)(i) and (ii) above and (B) the excess, if any, of the Transferor Interest on such Distribution Date over Aggregate Minimum Transferor Interest on such Distribution Date (determined after giving effect to all payments and deposits on such Distribution Date), shall be paid to the Holder of the Exchangeable Transferor Certificate; and
              any remaining Available Principal Collections shall be deposited in the Excess Funding Account.
            During the Amortization Period, an amount equal to the Available Principal Collections for the related Due Period plus any amounts in the Excess Funding Account allocable to Series 2001-1-VFC in accordance with Section 4.3(e) will be distributed on each Distribution Date, to the extent available, in the following priority:
              an amount equal to the Class A Monthly Principal for such Distribution Date shall be distributed to the Class A Certificateholders in accordance with Section 5.1(a);
              an amount equal to Subordinated Transferor Monthly Principal shall be distributed to the Subordinated Transferor Certificateholders in accordance with Section 5.1(b);
              an amount equal to the lesser of (A) Available Principal Collections for such Distribution Date after giving effect to the application specified in clauses (i) and (ii) above and (B) the product of (1) a fraction, the numerator of which is equal to such Available Principal Collections and the denominator of which is equal to the sum of the Available Principal Collections available for sharing as specified in the related Supplement or Receivables Purchase Agreement for each Series (including this Series 2001-1-VFC) in Group One which is a Principal Sharing Series and (2) the Cumulative Principal Shortfall, shall be treated as Shared Principal Collections and applied to Series in Group One which are Principal Sharing Series other than this Series 2001-1-VFC; and
              an amount equal to the lesser of (A) the excess, if any, of the Available Principal Collections for such Distribution Date over the applications specified in Sections 4.9(c)(i) through (iii) above and (B) the excess, if any, of the Transferor Interest on such Distribution Date over the Aggregate Minimum Transferor Interest on such Distribution Date (determined after giving effect to all payments and deposits on such Distribution Date), shall be paid to the Holder of the Exchangeable Transferor Certificate; and
              any remaining Available Principal Collections shall be deposited in the Excess Funding Account.

SECTION 4.10. Investor Charge-Offs.

            On or before each Distribution Date, the Servicer shall calculate the Class A Investor Loss Amount. If on any Distribution Date, the Class A Investor Loss Amount for the prior Due Period exceeds the sum of the amounts allocated with respect thereto pursuant to Section 4.9(a)(iv), Section 4.11 and Section 4.12 with respect to such Due Period, the Subordinated Transferor Invested Amount (after giving effect to reductions for any Subordinated Transferor Investor Charge-Offs and any Reallocated Subordinated Transferor Principal Collections on such Distribution Date) will be reduced by the amount of such excess. In the event that such reduction would cause the Subordinated Transferor Invested Amount to be a negative number, the Subordinated Transferor Invested Amount will be reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Subordinated Transferor Invested Amount would have been reduced below zero, but not by more than the Class A Investor Loss Amount for such Distribution Date (a "Class A Investor Charge-Off"). If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Available Funds allocated and available for such purpose pursuant to Sections 4.9(a)(iv) and 4.11.
            On or before each Distribution Date, the Servicer shall calculate the Subordinated Transferor Investor Loss Amount. If on any Distribution Date, the Subordinated Transferor Investor Loss Amount for the prior Due Period exceeds the amounts allocated with respect thereto pursuant to Sections 4.9(a)(ix) and 4.11 with respect to such Due Period, the Subordinated Transferor Invested Amount (after giving effect to any Reallocated Subordinated Transferor Principal Collections on such Distribution Date) will be reduced by the amount of such excess (a "Subordinated Transferor Investor Charge-Off"). The Subordinated Transferor Invested Amount will also be reduced by the amount of Reallocated Subordinated Transferor Principal Collections pursuant to Section 4.12 and the amount of any portion of the Subordinated Transferor Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount pursuant to Sections 4.10(a) and 4.11. The Subordinated Transferor Invested Amount will thereafter be reimbursed (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) on any Distribution Date by the amount of Available Funds allocated and available for that purpose as described under Section 4.9(a)(x).

SECTION 4.11. Shared Excess Finance Charge Collections Allocated to Series 2001-1-VFC. To the extent that on any Distribution Date funds are required to be distributed pursuant to any of Section 4.9(a)(i) through Section 4.9(a)(x), and the full amount to be distributed pursuant to any such section is not paid in full after the application of Available Funds for such Distribution Date, the Servicer shall instruct the Trustee in writing (in the form of the Monthly Payment Instructions) to apply Shared Excess Finance Charge Collections allocated to Series 2001-1-VFC as provided in Section 4.14(b) with respect to the related Due Period in the manner and priority specified for application of Available Funds in Section 4.9(a)(i) through Section 4.9(a)(x).

SECTION 4.12. Reallocated Subordinated Transferor Principal Collections. On or before each Distribution Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply Reallocated Subordinated Transferor Principal Collections in an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the sum of the amount of Available Funds and Shared Excess Finance Charge Collections allocated to Series 2001-1-VFC with respect to the related Due Period, in accordance with, and in the priority set forth in, Sections 4.9(a)(i) through (viii).

On each Distribution Date, the Subordinated Transferor Invested Amount shall be reduced by the amount of Reallocated Subordinated Transferor Principal Collections for such Distribution Date.

SECTION 4.13. Transferor's or Servicer's Failure to Make a Deposit or Payment. If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit required to be made or given by the Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make and shall be fully protected in making such payment or deposit from the applicable account without instruction from the Servicer or Transferor. Such funds or the proceeds of such withdrawal shall be applied by the Trustee. The Trustee only shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof and only to the extent amounts on deposit in any applicable account are sufficient to make such payment, deposit or withdrawal. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal.

SECTION 4.14. Shared Excess Finance Charge Collections.

            The balance of any Available Funds on deposit in the Collection Account after giving effect to Sections 4.9(a)(i) through (x) will constitute a portion of Shared Excess Finance Charge Collections and will be available for allocation to other Series in Group One or to the Holder of the Exchangeable Transferor Certificate as described in Section 4.3(g).
            Series 2001-1-VFC shall be included in Group One. Subject to Section 4.3(g), Shared Excess Finance Charge Collections with respect to the Series in Group One for any Distribution Date will be allocated to Series 2001-1-VFC in an amount equal to the product of (x) the aggregate amount of Shared Excess Finance Charge Collections with respect to all Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2001-1-VFC for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for Series 2001-1-VFC for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.9(a)(i) through (x) on such Distribution Date over (b) the Available Funds for such Distribution Date.

SECTION 4.15. Shared Principal Collections. Subject to Section 4.3(f) of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2001-1-VFC in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series in Group One that are Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 2001-1-VFC for such Distribution Date and the denominator of which is the Cumulative Principal Shortfall for such Distribution Date.

SECTION 4.16. Interest Rate Cap.

            The Transferor shall obtain Cap Agreements in favor of the Trustee for the benefit of the Class A Certificateholders with aggregate notional amounts at any time at least equal to the Class A Funded Amount then outstanding; provided, however, that the minimum aggregate notional amount of the Cap Agreements on the first Distribution Date during the Amortization Period shall equal the Class A Funded Amount on the last day of the Revolving Period and thereafter during the Amortization Period such minimum aggregate notional amount shall reduce on each Distribution Date in an amount equal to 1/6th of such the minimum aggregate notional amount on the first Distribution Date during the Amortization Period. Each Cap Agreement shall provide that (i) the Transferor shall not be required to make any payments thereunder, (ii) the Cap Agreement shall terminate on any date on which the notional amount is reduced to zero and (iii) the Trustee, on behalf of the Class A Certificateholders, shall be entitled to receive Cap Payments from the applicable Cap Provider on the Business Day immediately preceding each Distribution Date if LIBOR for any Interest Period exceeds the Cap Rate. Each Cap Payment and any payments upon early termination of a Cap Agreement shall be deposited into the Collection Account as Available Funds. Payments received by the Trustee from a Cap Provider upon the early termination of a Cap Agreement shall be applied to the purchase of a Replacement Interest Rate Cap (as defined below), or if no Replacement Interest Rate Cap is obtained, shall be applied in accordance with Section 4.05.
            The Servicer hereby represents that the Transferor has obtained and assigned to the Trust the Cap Agreement in favor of the Trust for the benefit of the Certificateholders. The Cap Agreement shall entitle the Trust to receive monthly the Cap Payment, if any, as set forth in the Cap Agreement.
            Upon the effectiveness of any Replacement Interest Rate Cap, the Cap Agreement being replaced shall terminate and the applicable Cap Provider shall be released of all future obligations thereunder, provided that such Cap Agreement shall not be released from any obligations which have previously accrued thereunder and shall continue to be obligated to perform such obligations.
            The Trustee hereby appoints the Servicer to act as calculation agent under the Cap Agreement and the Servicer accepts such appointment.

SECTION 4.17. Conversion Funding Account.

            On or before the Conversion Date, the Servicer shall direct the Trustee in writing, for the benefit of the Class A Certificateholders, to establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Class A Certificateholders, an Eligible Deposit Account (the "Conversion Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders. The Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Class A Certificateholders, without recourse, all of its right, title and interest in, to and under the Conversion Funding Account, any Permitted Investments on deposit therein and any proceeds of the foregoing. The Conversion Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Class A Certificateholders. If, at any time, the Conversion Funding Account ceases to be an Eligible Deposit Account, the Servicer shall direct the Trustee to establish within ten Business Days a new Conversion Funding Account meeting the conditions specified above, transfer any cash and/or any investments from the old Conversion Funding Account to such new Conversion Funding Account and from the date such new Conversion Funding Account is established, it shall be the "Conversion Funding Account." The Trustee, at the written direction of the Servicer, shall make deposits to and withdrawals and payments from the Conversion Funding Account from time to time for the purposes set forth in this Supplement.
            The Trustee shall on the Conversion Date deposit into the Conversion Funding Account the Initial Conversion Funding Amount from the proceeds of the Conversion Funding made pursuant to the Class A Certificate Purchase Agreement. On the Business Day preceding each Determination Date, the Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Conversion Funding Account and deposit into the Collection Account all interest and other investment income on the Conversion Funding Amount with respect to the prior Due Period. Such investment income shall be deemed to be Collections of Finance Charge Receivables allocated to Series 2001-1-VFC.
            Funds on deposit in the Conversion Funding Account shall be invested in Permitted Investments by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) selected at the written direction of the Servicer. Funds on deposit in the Conversion Funding Account on the Conversion Date and thereafter shall be invested in Permitted Investments that will mature so that such funds will be available for withdrawal on the next succeeding Business Day.
            On the date of each Class A Incremental Funding made pursuant to the terms of this Supplement and the Class A Certificate Purchase Agreement at any time on or after the Conversion Date, the Servicer shall instruct the Trustee in writing to withdraw from the Conversion Funding Account and pay to the Transferor on the date of such Class A Incremental Funding, an amount equal to the Class A Incremental Funded Amount with respect to such Class A Incremental Funding.
            In the event that the Conversion Funding Amount exceeds zero at the end of the Revolving Period, on the first Distribution Date on or after the last day of the Revolving Period the Servicer shall apply or shall cause the Trustee to apply the Conversion Funding Amount as Available Principal Collections.
    Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 2001-1-VFC Certificates:

        DISTRIBUTIONS AND REPORTS TO INVESTOR CERTIFICATEHOLDERS

SECTION 5.1. Distributions.

            On each Distribution Date, the Trustee shall distribute (in accordance with the Monthly Payment Instructions) to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 12.3 respecting a final distribution) such Certificateholder's share of the amounts allocated and available on such Distribution Date to pay amounts owing to such Certificateholder pursuant to Section 4.9 in immediately available funds (at such Certificateholder's address as it appears in the Certificate Register); provided, however, that (i) with respect to amounts to be distributed in respect of Class A Monthly Interest and Fees and Class A Additional Amounts, the Trustee shall distribute such amounts on each Distribution Date to each Class A Certificateholder based on the amounts calculated pursuant to the Class A Certificate Purchase Agreement; and (ii) with respect to Class A Monthly Interest and Fees or Class A Additional Amounts, if the aggregate amount available for distribution to the Class A Certificateholders with respect to such amounts on any Distribution Date is less than such amounts, then each Class A Certificateholder will be paid its share thereof determined in accordance with the terms of the Class A Certificate Purchase Agreement.
            On each Distribution Date, the Trustee shall distribute to each Subordinated Transferor Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 12.3 respecting a final distribution) such Certificateholder's share of the amounts allocated and available on such Distribution Date to pay amounts owing to such Certificateholder pursuant to Section 4.9 in immediately available funds to each Subordinated Transferor Certificateholder (at such Certificateholder's address as it appears in the Certificate Register).
            On each Optional Amortization Date, the Trustee shall distribute (in accordance with the instructions delivered to the Trustee pursuant to Section 4.2) to each Class A Certificateholder of record and each Subordinated Transferor Certificateholder of record, as appropriate, on the immediately preceding Record Date, such Certificateholder's share of the amounts allocated and available on such Optional Amortization Date to pay the Class A Optional Amortization Amount and the Subordinated Transferor Optional Amortization Amount, as appropriate, to be distributed on such date.
            The Trustee shall promptly notify the Transferor and the Servicer if it does not receive a payment under the Cap Agreement on the date on which such payment is due pursuant to the terms thereof.

            SECTION 5.2. Reports and Records.

            On each Business Day, the Servicer shall prepare and forward to the Trustee and each Series 2001-1-VFC Certificateholder (i) a report (the "Daily Report") substantially in the form of Exhibit F to this Supplement and (ii) a report (the "Store Payment Allocation") substantially in the form of Exhibit G to this Supplement.
            On or before each Determination Date, the Trustee shall forward to each Series 2001-1-VFC Certificateholder a statement substantially in the form of Exhibit D to this Supplement prepared by the Servicer.
            On or before January 31 of each calendar year, beginning with calendar year 2002, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 2001-1-VFC Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Series 2001-1-VFC Certificateholders pursuant to Section 5.2(a), aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2001-1-VFC Certificateholder, together with such other customary information (consistent with the treatment of the Class A Certificates and the Subordinated Transferor Certificates as debt) as the Servicer deems necessary or desirable to enable the Series 2001-1-VFC Certificateholders to prepare their tax returns. The Servicer will provide such information to the Trustee as soon as possible after January 1 of each calendar year. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.
    Series Early Amortization Events. If any one of the following events shall occur with respect to the Investor Certificates:
            failure on the part of the Transferor, the Originator, SRLP or the Parent (i) to make any payment or deposit required by the terms of the Agreement, this Supplement, the Class A Certificate Purchase Agreement, any Purchase Agreement or the Parent Undertaking Agreement, on or before the date occurring two days after the date such payment or deposit is required to be made herein or (ii) to duly to observe or perform any covenant or agreement of the Transferor, SRLP, the Originator or the Parent, as applicable, set forth in the Agreement, this Supplement, the Class A Certificate Purchase Agreement, any Purchase Agreement or the Parent Undertaking Agreement, which continues unremedied for a period of 15 days; or
            any representation or warranty made by the Transferor, SRLP, the Originator or the Parent in the Agreement, this Supplement, the Class A Certificate Purchase Agreement, any Purchase Agreement or the Parent Undertaking Agreement, or any information contained in a computer file required to be delivered by the Transferor pursuant to Section 2.1 or 2.6 of the Agreement or by SRLP or the Originator pursuant to any parallel section of the applicable Purchase Agreement, shall prove to have been incorrect in any material respect when made or when delivered; provided, however, that a Series Early Amortization Event pursuant to this Section 10(b) of this Supplement shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement; or
            a Servicer Default shall occur or the Servicer shall have resigned and shall not have been replaced pursuant to the Agreement; or
            the Quarterly Excess Spread Percentage for any Distribution Date shall be lower than 1.00%; or
            the Quarterly Payment Rate for any Distribution Date shall be lower than 8.00%; or
            a Change of Control shall occur; or
            the Quarterly Dilution Ratio for any Due Period shall exceed 5.00%; or
            the Quarterly Charge-Off Ratio for any Due Period shall exceed 15.00%; or
            there shall have occurred any event which materially and adversely affects the collectibility of the Receivables or the ability of the Transferor to perform its duties and obligations under this Supplement or any other Transaction Document; or
            the "Purchase Termination Date" (as defined therein) shall have occurred under the SRLP Purchase Agreement, or any Purchase Agreement shall for any reason otherwise cease to be in full force and effect; or
            the Subordinated Transferor Invested Amount shall be less than the Required Enhancement Amount at any time, unless at such time the Transferor shall have given an Optional Amortization Notice pursuant to Section 4(b) of this Supplement specifying a Class A Optional Amortization Amount sufficient to cure such deficiency and such Class A Optional Amortization occurs no later than the third Business Day after the date of such Optional Amortization Notice; or
            a Cap Replacement Event shall have occurred or the Cap Requirement shall otherwise not be satisfied at any time (except solely to the extent that an event described in clause (i) of the definition of Cap Replacement Event shall have occurred and the 30-day period described in clause (ii) of such definition shall not have elapsed); or
            the Receivables Shortfall Trigger Date shall occur;; or
            (i) any purchase of any Receivables or other Trust Assets by the Transferor under any Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of the Originator or SRLP, as applicable, in and to such Trust Assets and the proceeds thereof, or (ii) any Conveyance of any Trust Asset on any date shall for any reason cease to create a valid and perfected first priority sale and assignment to the Trust of all right, title and interest of the Transferor in and to such Trust Assets and the proceeds thereof or, if such Conveyance does not constitute such a sale and assignment, cease to create a valid and perfected first priority security interest in such Trust Assets and the proceeds thereof, or (iii) the Investor Certificates delivered hereunder shall for any reason (other than due to the acts or omissions of the Investor Certificateholders) cease to evidence the transfer to the Investor Certificateholders of, or the Investor Certificateholders shall otherwise cease to have, a beneficial interest in a trust owning, or the Trustee on behalf of the Trust having a perfected first priority security interest in, the Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Trust Interests; or
            any of the Parent, the Originator, SRLP or the Transferor shall fail to pay principal in respect of any Indebtedness of the Parent, the Originator, SRLP or the Transferor, as the case may be, that is outstanding (i) in a principal amount, either individually or in the aggregate, of at least $2,500,000, (ii) in the case of the Transferor, in any amount or (iii) in the case of any Indebtedness of the Parent under the Credit Agreement, in any amount, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to mature; or such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by regularly scheduled required prepayment or redemption) or purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or
            the Transferor Interest shall be less than the Aggregate Minimum Transferor Interest at any time; or
            the amount on deposit in the Excess Funding Account shall at any time exceed an amount equal to 5% of the aggregate amount of Principal Receivables in the Trust at such time; or
            the Transferor shall fail to comply with the following financial covenants (for the purposes of this clause (r) only, defined terms shall have the meanings ascribed to such terms in Annex A to this Supplement):

(i) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent Guarantor and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Period	Amount
Fiscal Year 2001	$30,000,000
Fiscal Year 2002	$25,000,000
Fiscal Year 2003	$25,000,000

provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Parent Guarantor and its Subsidiaries during such Fiscal Year (the amount of such excess being the "Excess Amount"), the Parent Guarantor and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year.

(ii) Leverage Ratio. Maintain at the end of each Fiscal Quarter a Leverage Ratio of not more than the amount set forth below for each period set forth below:

Quarter Ending	Ratio
Each Fiscal Quarter end	3.20:1.0

provided, that, for the purpose of determining compliance with the Fixed Charge Coverage Ratio (i) during the Cumulative Period, (A) cash taxes, interest expense (including interest expense associated with the Securitization Program and in each case, other than in reference to the determination of EBITDA) and principal payments, shall be determined on a cumulative basis commencing on the date of the Closing Date through the date that such calculation is made, (B) EBITDA, operating rent and Capital Expenditures shall each be calculated for the twelve-month period ending on the date for determination thereof and (ii) thereafter, cash taxes, interest expense (including interest expense associated with the Securitization Program), principal payments, EBITDA, operating rent and Capital Expenditures shall be calculated for the twelve-month period ending on the date of determination thereof.

(iii) Fixed Charge Coverage Ratio. Maintain at the end of each Fiscal Quarter a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

Quarter Ending	Ratio
Each Fiscal Quarter end	1.20:1.0

provided that, for the purpose of determining compliance with the Fixed Charge Coverage Ratio (i) during the Cumulative Period, (A) cash taxes, interest expense (including interest expense associated with the Securitization Program and in each case, other than in reference to the determination of EBITDA) and principal payments, shall be determined on a cumulative basis commencing on the date of the Closing Date through the date that such calculation is made, (B) EBITDA, operating rent and Capital Expenditures shall each be calculated for the twelve-month period ending on the date for determination thereof and (ii) thereafter, cash taxes, interest expense (including interest expense associated with the Securitization Program), principal payments, EBITDA, operating rent and Capital Expenditures shall be calculated for the twelve-month period ending on the date of determination thereof.

(iv) Tangible Net Worth. Maintain at all times an excess of Consolidated tangible assets over Consolidated total liabilities, in each case, of the Parent Guarantor and its Subsidiaries of not less than the amount set forth below for each period set forth below:

Quarter Ending	Tangible Net Worth
October 2001	$270,000,000
January 2002	$290,000,000
April 2002 through April 2003	$300,000,000
July 2003 through January 2004	$310,000,000
April 2004 through July 2004	$320,000,000

then, following any applicable grace period set forth in such subparagraphs, either the Trustee, any Managing Agent or the Controlling Certificateholders by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that an early amortization event (a "Series Early Amortization Event") has occurred as of the date of such notice;

(s) The Transferor shall fail to deliver a fully executed blocked account agreement or standing daily wire transfer instruction with each of the Depository Banks on the Closing Date, provided, however, that with regard to certain of the Store Accounts only, the Transferor shall not be in breach of this clause (s) if the requisite documentation is executed and delivered within 30 days of the Closing Date; or

(t) Any court of competent jurisdiction shall enter any order amending, supplementing or otherwise modifying the Plan of Reorganization, or any reversal, vacation, modification or stay pending appeal of the Confirmation Order shall occur or any application or motion shall be filed or served on SRLP, the Parent or any of their Affiliates seeking a stay pending appeal of the Confirmation Order.

SECTION 11. Series 2001-1-VFC Termination. The right of the Series 2001-1-VFC Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 2001-1-VFC Termination Date.

SECTION 12. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument

SECTION 13. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 14. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 15. No Petition.

            The Transferor, the Servicer and the Trustee, by entering into this Supplement, and each Series 2001-1-VFC Certificateholder, by accepting a Series 2001-1-VFC Certificate, hereby covenant and agree that they will not at any time institute against the Trust or SRLP, or join in any institution against the Trust or SRLP of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, the Agreement or this Supplement.
            The Servicer and the Trustee, by entering into this Supplement, and each Series 2001-1-VFC Certificateholder, by accepting a Series 2001-1-VFC Certificate, hereby covenant and agree that they will not at any time institute against the Transferor, or join in any institution against the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, the Agreement or this Supplement.

SECTION 16. Amendments. No amendment may be made to this Supplement without satisfaction of the Rating Agency Condition.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2001-1-VFC Supplement to be duly executed by their respective officers as of the day and year first above written.

STAGE RECEIVABLE FUNDING LP, as Transferor

By Stage Receivable Mgmt LLC, as its general partner

By:______________________________

Name:

Title:

SPECIALTY RETAILERS (TX) LP, as Servicer

By SRI General Partner LLC, as its general partner

By:______________________________

Name:

Title:

BANKERS TRUST COMPANY,

not in its individual capacity but solely as the Trustee for Stage Stores Master Trust

By:______________________________

Name:

Title:

M&S/31150-132/452246_1

ANNEX A

FINANCIAL COVENANT DEFINITIONS

"Administrative Agent" means Citicorp USA, Inc.

"Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

"Borrower" means Specialty Retailers (TX) LP, a Texas limited partnership.

"Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

"Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Cumulative Period" means the time period commencing on August 24, 2001 through the end of the Fiscal Quarter ending on August 3, 2002.

"Credit Agreement" means that certain credit agreement among Borrower, Parent Guarantor, the Lenders, the Issuing Bank, the Swing Line Bank and the Administrative Agent dated as of August 24, 2001 (as amended, supplemented, modified, restated, replaced or refinanced from time to time, with the same or a different group of lenders, issuing banks or bank agents).

"Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of such Person's business)], (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or purchase, redeem, retire, defease or otherwise make any payment in respect of any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

"Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on Consolidated balance sheet of such Person.

"EBITDA" means, at any date for the determination thereof, the sum, determined on a Consolidated basis for the last twelve-month period, of (a) net income (or net loss), (b) interest expense (including interest expense associated with the Securitization Program), (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) non-recurring, transactional or unusual losses deducted in calculating net income less non-recurring, transactional or unusual gains added in calculating net income, (g) any non-cash expenses, non-cash losses or other non-cash charges resulting from the writedown in the valuation of any assets in each case of the Parent Guarantor and its Subsidiaries, determined in accordance with GAAP for such period, and (h) any non-cash charges associated with any stock compensation plans.

"Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"Fiscal Month" means any fiscal month of the Parent Guarantor and its Consolidated Subsidiaries.

"Fiscal Quarter" means any Fiscal Quarter of the Parent Guarantor and its Consolidated Subsidiaries, which is the three-month period ending on the last day each third Fiscal Month.

"Fiscal Year" means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries, which is the 52 or 53 week period ending on the Saturday closest to January 31 of the following calendar year.

"Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a)(i) EBITDA plus (ii) rent expense under leases of real, personal or mixed property minus (iii) cash taxes minus (iv) Capital Expenditures to (b) the sum of (i) interest expense (including interest expense associated with the Securitization Program) excluding amortization of debt discount and debt issue costs in respect of, all Debt for Borrowed Money plus (ii) rent expense under leases of real, personal or mixed property plus (iii) scheduled principal amounts of all Debt for Borrowed Money payable, in each case, of or by the Parent Guarantor and its Subsidiaries during the Measurement Period most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

"GAAP" means generally accepted accounting principals.

"GNB" means Granite National Bank

"Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

"Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

"Issuing Bank" means Citibank, N.A. and its permitted successors and assigns under the Credit Agreement.

"Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

"Lenders" means the financial institutions from time to time party to the Credit Agreement as Lenders.

"Letters of Credit" means the letters of credit issued from time to time pursuant to the Credit Agreement by the Issuing Bank.

"Leverage Ratio" means, at any date of determination, the ratio of (i)(A) Debt for Borrowed Money (including Debt incurred in connection with the Securitization Program) less (B) cash of the Parent Guarantor and its Subsidiaries on a Consolidated basis to (ii) EBITDA, in each case, of the Parent Guarantor and its Subsidiaries for the Measurement Period most recently ended of the Parent Guarantor for which annual or quarterly financial statements are available.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Loan Documents" means the documents entered into pursuant to or in connection with the Credit Agreement.

"Loan Parties" means the Borrower and the Guarantors.

"Measurement Period" means, at any time, (a) on or prior to August 4, 2002, the period beginning on August 24, 2001 through the end of the Fiscal Quarter most recently ended and (b) thereafter, the four Fiscal Quarters most recently ended.

"Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any insolvency proceeding. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, cash management and other fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

"Parent Guarantor" means Stage Stores, Inc., a Nevada corporation.

"Person" means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

"Securitization Program" means the receivables securitization program conducted by the Borrower, the Securitization Program Subsidiaries and any other special purpose receivables Subsidiary that may be formed or become a Subsidiary in the future pursuant to the Securitization Program Documents as in effect from time to time in accordance with the terms hereof.

"Securitization Program Documents" means the documents entered into in connection with the Securitization Program and all other documentation, agreements and instruments entered into in connection therewith or pursuant to any other receivables financing program created in the future, as the same may hereafter be amended, modified, supplemented or refinanced from time to time in accordance with the provision thereof and hereof.

"Securitization Program Subsidiary" means (i) GNB, (ii) Stage Receivable Funding LP, a Texas limited partnership, or (iii) Stage Receivable Mgmt LLC, a Texas limited liability company, or (iv) any Subsidiary of the Parent Guarantor whose sole business is to implement and to facilitate the Securitization Program on terms reasonably acceptable to the Administrative Agent.

"Subsidiary" of any Person means any corporation, partnership, limited partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Subsidiary Guarantors" means all Subsidiaries of the Parent Guarantor (other than the Securitization Program Subsidiaries.

"Swing Line Bank" means Citibank, N.A..